                                        EXHIBIT 2
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  IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
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   Salomon Smith Barney Inc., is a Broker or dealer registered under Section 15 of the Act. (15 U.S.C. 78o)


        Each of the undersigned hereby affirms the Identification and Item 3 Classification of the subsidiary(s) which acquired the securities filed for in this Schedule 13G.

        Date: January 21, 2002


                           SALOMON SMITH BARNEY HOLDINGS INC.


                           By: /s/ Joseph B. Wollard
                               --------------------------------
                               Name:  Joseph B. Wollard
                               Title: Assistant Secretary


                           CITIGROUP INC.


                           By: /s/ Joseph B. Wollard
                               --------------------------------
                                Name:  Joseph B. Wollard
                                Title: Assistant Secretary